                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                  PEMSTAR INC.

     To form a Minnesota business corporation under and pursuant to Minnesota Statutes, Chapter 302A, as now enacted or hereafter amended, the following Articles of Incorporation are adopted:


                                 ARTICLE 1. NAME
                                 ---------------

                 The name of the corporation is "PEMSTAR INC.".

                          ARTICLE 2. REGISTERED OFFICE
                          ----------------------------

     The address of the registered office of the corporation in Minnesota is Suite 340, 201 First Avenue, S.W., Rochester, Minnesota 55902.

                          ARTICLE 3. AUTHORIZED SHARES
                          ----------------------------

     The aggregate number of shares of stock that the corporation is authorized to issue is 11,000,000, of which 10,000,000 shares are designated as common shares with a par value or $.01 per share and 1,000,000 shares are designated as preferred shares with a par value of $.01 per share.

     Authority is hereby expressly vested in the Board of Directors of the corporation, subject to the provisions of this Article 3 and to limitations prescribed by law, to create and authorize the issuance from time to time of one or more series of the preferred shares and, with respect to each such series, to determine or fix, by resolution or resolutions adopted by the affirmative vote of a majority of the Board of Directors present providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limitation, the determination or fixing of the rates of and terms and conditions upon which any dividends shall be payable on such series, any terms under or conditions on which the shares of such series may be redeemed, any provisions made for the conversion or exchange of the shares of such series for shares of any other class or classes or of any other series of the same or any other class or classes of the corporation's capital stock, and any rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation.

                          ARTICLE 4. PREEMPTIVE RIGHTS
                          ----------------------------

     The shareholders of the corporation shall not have preemptive rights to subscribe for or acquire shares or rights to purchase shares of any class, kind, or series of the corporation.

                          ARTICLE 5. CUMULATIVE VOTING
                          ----------------------------

     There shall be no cumulative voting by the shareholders of the corporation.

                             ARTICLE 6. INCORPORATOR

     The name and address of the incorporator, who is a natural person of full age, are:

                   Name                       Address
                   ----                       -------

            William A. Jonason          2100 Pillsbury Center South
                                        220 South Sixth Street
                                        Minneapolis, Minnesota 55402

                          ARTICLE 7. DIRECTOR LIABILITY
                          -----------------------------

     To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

Dated:  January 14, 1994.

                                        -------------------------------------
                                        William A. Jonason
                                        Incorporator

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                  PEMSTAR INC.



     1. The name of the corporation is PEMSTAR INC., a Minnesota corporation.

     2. The Amendment adopted is: In the third line of the first paragraph of
Article 3, "or" shall be deleted and in its place shall be inserted "of", and the first paragraph shall read as follows:

     The aggregate number of shares of stock that the corporation is authorized to issue is 11,000,000, of which 10,000,000 shares are designated as common shares with a par value of $.01 per share and 1,000,000 shares are designated as preferred shares with a par value of $.01 per share.

     3. The Amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, the Incorporator of PEMSTAR INC., has executed this document as of the 25th day of January, 1994.


                                        -------------------------------------
                                        William A. Jonason
                                        Incorporator

                    CERTIFICATE OF DESIGNATION OF PREFERENCES
                           OF SERIES A PREFERRED STOCK
                                OF PEMSTAR INC.,
                             a Minnesota corporation

     The undersigned Allen J. Berning and Gary L. Lingbeck hereby certify that:

     A. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of said corporation.

     B. Pursuant to authority given by said corporation's Articles of Incorporation, as amended to date, the Board of Directors of said corporation has duly adopted the following resolutions:

     RESOLVED, that the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the corporation consisting of Six Hundred Sixty Six Thousand Six Hundred Seventy Seven (666,667) shares designated as "Series A Preferred Stock," and does hereby fix the rights, preferences, privileges, and restrictions and other matters relating to said Series A Preferred Stock as follows:

          1. Designation. The series of Preferred Stock shall be designated "Series A Preferred Stock."

          2. Number. The number of authorized shares constituting the Series A Preferred Stock shall be Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (666,667) shares.

          3. Dividend Provisions.

               (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $1.20 per share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares) per annum (the "Preferred Dividend Preference"). Such dividends shall not be cumulative and shall be payable when, as and if declared by the Board of Directors.

               (b) After paying the full Preferred Dividend Preference in any calendar year, whenever this corporation declares a further dividend in such calendar year, the holders of Common Stock and the holders of Series A Preferred Stock shall be entitled to receive dividends ratably based on the number of shares of Common Stock held by each on an as-if-converted to Common Stock basis.

          4. Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $15.00 for each outstanding share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares and hereafter referred to as the "Original Series A Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payments to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock on proportion to the preferential amount each such holder would otherwise be entitled to receive.

               (b) Upon the completion of the distribution required by subsection (a) of this Section 4, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock) until the holders of Series A Preferred Stock shall have received an aggregate of $7.50 per share (not including amounts paid pursuant to subsection (a) of this Section 4); thereafter, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

               (c) (i) A consolidation or merger of this corporation with or into any other corporation or corporations (other than any merger effected solely for the purpose of changing the domicile of the corporation), or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4.

                    (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                         (A) Securities not be subject to investment letter or
                    other similar restrictions on free marketability covered by
                    (B) below shall be valued as follows:

                              (1) If traded on a securities exchange or through
                         the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) trading days prior to the closing;

                              (2) If actively traded over-the-counter, the value
                         shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty
                         (30) day period ending three (3) trading days prior to the closing; and

                              (3) If there is no active public market, the value
                         shall be the fair market value thereof, as mutually determined by the Board of Directors of the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

                         (B) The method of valuation of securities subject to
                    investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

                    (iii) In the event the requirements of this subsection 4(c)
               are not complied with, this corporation shall forthwith either:

                         (A) cause such closing to be postponed until such time
                    as the requirements of this subsection 4(c) have been complied with; or

                         (B) cancel such transaction, in which event the rights,
                    preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 4(c)(iv) hereof.

                    (iv) The corporation shall give each holder of record of
               Series A Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than thirty (30) days after the corporation has given the first notice provided for herein or sooner than ten
               (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

                    (v) Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                    (vi) The provisions of this Section 4 are in addition to the protective provisions of Section 8 hereof.

          5. Redemption.

               (a) At any time after February 12, 2002, but within forty-five
          (45) days (the "Redemption Date") after the receipt by this corporation of a written request from the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock that all of such holders' shares be redeemed, and immediately prior to the surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem all of the then outstanding shares of Series A Preferred Stock by paying in cash therefor a sum per share equal to the Original Series A Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to all declared but unpaid dividends on such share as of the Redemption Date (the "Redemption Price") to the holders of the Series A Preferred Stock in three equal annual installments beginning on the Redemption Date. Any redemption effected pursuant to this subsection 5(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by such holders.

               (b) Not less than twenty (20) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder (which shall be all of the shares of Series A Preferred Stock held by such holder), the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing all of the shares of the Series A Preferred Stock held by such holder (the "Redemption Notice"). Except as provided in subsection 5(c) hereof, on or after the Redemption Date, each holder of Series A Preferred Stock shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

               (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the respective Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series A Preferred Stock on the Redemption Date, or any subsequent date on which payment is due the holders of Series A Preferred Stock pursuant to this Section 5, are insufficient to redeem the total number of shares of Series A Preferred Stock on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Redemption Date but which it has not redeemed. Notwithstanding anything herein to the contrary, the number of shares of Series A Preferred Stock for which the corporation has not yet paid the full Redemption Price as of any date after the Redemption Date shall remain outstanding and entitled to all the rights and preferences provided herein.

          6. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such share at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 6(d).

               (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately and without further action by the corporation or the holder of such shares of Series A Preferred Stock upon the earlier of
          (i) the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $20.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares) and $15,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock.

               (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certification therefor, duly endorsed, at the office of this corporation or of any transfer agent for Series A preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name names in which the certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

               (d) Conversion Price Adjustments of Series A Preferred Stock. The Conversion price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i)(A) Upon the issuance by the corporation of any
               Additional Stock (as defined below) after the date upon which any shares of the Series A preferred Stock were first issued (the "Purchase Price"), without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (excluding the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the conversion price existing immediately prior to such issuance of Additional Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (excluding the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock) plus the number of shares of such Additional Stock. However, the foregoing calculation shall not take into account shares deemed issued pursuant to Section 6(d)(I)(E) on account of options, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor), except to the extent (I) such options, rights or convertible or exchangeable securities have been exercised, converted or exchanged or (2) the consideration to be paid upon such exercise or exchange per share underlying Common Stock, or the conversion price then in effect for convertible securities, is less than or equal to the per share consideration for the Additional Stock which has given rise to the Conversion Price adjustment being calculated.

                         (B) No adjustment of the Conversion Price for the
                    Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 6(d)(i)(E)(3) and (E)(4), no adjustment of the Conversion Price pursuant to this subsection 6(d)(I) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         (C) In the case of the issuance of Additional Stock for
                    cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (E) In the case of the issuance (whether before, on or
                    after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 6(d)(i) and subsection 6(d)(ii):

                              (1) The aggregate maximum number of shares of
                         Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such option sot purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 6(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such option or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              (2) The aggregate maximum number of shares of
                         Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 6(d)(i)(C) and (d)(i)(D)).

                              (3) In the event of any change in the number of
                         shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provision thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any options or rights or the conversion or exchange of such securities.

                              (4) Upon the expiration of any such options or
                         rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the conversion Price of the Series A preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange or such securities or upon the exercise of the options or rights related to such securities.

                    (ii) "Additional Stock" shall mean any shares of Common
               Stock issued (or deemed to have been issued pursuant to subsection 6(d)(i)(E)) by this corporation after the Purchase Date for the Series A Preferred Stock other than:

                         (A) Common Stock issued pursuant to a transaction
                    described in subsection 6(d)(iii) hereof, or

                         (B) shares of Common Stock (or options, warrants or
                    other rights to purchase such Common Stock) issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the shareholders and Board of Directors of this corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment or commercial relationship) does not exceed 1,000,000 or

                         (D) shares of Common Stock issued or issuable (I) in a
                    public offering before or in connection with which all outstanding shares of Series A Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

                         (E) up to 478,500 shares of Common Stock issued to
                    ITALADE TECHNOLOGY (THAILAND) LIMITED ("ITALADE") pursuant to that joint venture agreement dated as of April 4, 1997 between the corporation and ITALADE.

                    (iii) In the event the corporation should at any time or
               from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalent (including the additional shares of Common

               Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                    (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 6(d)(iii), the, in each such case for the purpose of this subsection 6(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

               (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6 or Section 4) provisions shall be made so that each holder of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the Common Stock deliverable upon conversion of such holder's Series A Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect for the Series A Preferred Stock and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

               (h) No Fractional Shares and Certificate as to Adjustments.

                    (i) No fractional share shall be issued upon the conversion of any shares or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Section 6, this corporation, at its expense, shall promptly computer such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of the Series A Preferred Stock held by such holder at the time in effect, and
               (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

               (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution of right, and the amount and character of such dividend, distribution or right.

               (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite shareholder approval of any necessary amendment to the corporation's Articles of Incorporation.

               (k) Notices. Unless otherwise provided, any notice required or permitted under this Section 6 shall be given in writing and shall be deemed effectively given upon personal or facsimile delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, or with a nationally recognized overnight delivery service, postage prepaid and addressed to each holder of record at his address appearing on the books of this corporation.

          7. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of the Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          8. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two thirds (66.67% ) of the then outstanding shares of Series A Preferred Stock;

               (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge with and into any other corporation where the corporation is not the surviving corporation (other than a wholly-owned subsidiary corporation), or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, or effect any voluntary liquidation, dissolution or winding up of the corporation or recapitalization of the corporation; or

               (b) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to adversely affect such shares; or

               (c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of capital stock or any series of capital stock, provided, however, that no such approval shall be required to increase the total number of authorized shares of Common Stock to less than or equal to fifteen million 15,000,000) shares; or

               (d) authorize or issue, or obligate itself to issue, any equity security, including any other security convertible into or exercisable for any equity security, (i) having a preference over, or being on a parity with, the rights, preferences and privileges of the Series A Preferred Stock with respect to dividends, liquidation or voting (provided that additional shares of Common Stock having the same number of votes per share as the Series A Preferred Stock may be issued), or (ii) having rights similar to any of the rights of the Series A Preferred Stock under this Section 8; or

               (e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of share of Common Stock from certain shareholders pursuant to that certain Shareholder Agreement dated June 8, 1994 or that certain Shareholders' Agreement dated on or about February 12, 1998 or the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment; or

               (f) issue, or obligate itself to issue, greater than 533,333 shares of Series A Preferred Stock; or

               (g) pay any dividends on the corporation's Common Stock; or

               (h) amend the corporation's Articles of Incorporation, provided, however, that no such approval shall be required for an amendment to the corporation's Articles of Incorporation to increase the total number of authorized shares of Common Stock to less than or equal to fifteen million (15,000,000) shares; or

               (i) increase the authorized number of directors of the corporation to more than thirteen (13).

          9. Status of Redeemed or Converted Stock. In the event (a) any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5 hereof or (b) any shares of Series A Preferred Stock shall be converted pursuant to Section 6 hereof, the shares so redeemed or converted shall be cancelled, and such shares shall not be issuable by the corporation.

     RESOLVED, FURTHER, that the Chairman, President, or any Vice President, and the Secretary or the Chief Financial Officer of this corporation are hereby authorized to execute, verify, and file a Certificate of Designation of Preferences in accordance with Minnesota law.

     C. The authorized number of shares of Preferred Stock of said corporation is 1,000,000. 666,667 shares of Preferred Stock are hereby being designated Series A Preferred Stock, none of which has been issued.

     We further declare under penalty of perjury under the laws of the State of Minnesota that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED: February 12, 1998


                                       -----------------------------------------
                                       Allen J. Berning, Chief Executive Officer


                                       ----------------------------------------
                                       Gary L. Lingbeck, Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                  PEMSTAR INC.


     1. The name of the corporation is PEMSTAR INC., a Minnesota corporation.

     2. The Articles of Incorporation are hereby amended by modifying the first paragraph of Article 3 to read as follows:

          The aggregate number of shares of stock that the corporation is authorized to issue is 55,000,000, of which 50,000,000 shares are designated as common shares with a par value of $.01 per share and 5,000,000 shares are designated as preferred shares with a par value of $.01 per share.

     3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, President of PEMSTAR INC., being duly authorized on behalf of PEMSTAR INC., has executed this document on this 2nd day of June, 1999.


                                        --------------------------------------
                                        Allen J. Berning, President

                              ARTICLES OF AMENDMENT
                                       OF
                    CERTIFICATE OF DESIGNATION OF PREFERENCES
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                                  PEMSTAR INC.


     1. The name of the corporation is PEMSTAR INC., a Minnesota corporation.

     2. The Certificate of Designation of Preferences of Series A Preferred Stock of PEMSTAR INC. is hereby amended by deleting the reference to "February 12" in the first line of Section 5(a) and inserting in lieu thereof "September 15".

     3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, President of PEMSTAR INC., being duly authorized on behalf of PEMSTAR INC., has executed this document on this 2nd day of June, 1999.


                                        --------------------------------------
                                        Allen J. Berning, President

                    CERTIFICATE OF DESIGNATION OF PREFERENCES
                           OF SERIES B PREFERRED STOCK
                                OF PEMSTAR INC.,
                             a Minnesota corporation


     The undersigned Robert R. Murphy and David L. Sippel hereby certify that:

     A. They are the duly elected and acting Chief Financial Officer and Vice President, respectively, of said corporation.

     B. Pursuant to authority given by said corporation's Articles of Incorporation, as amended to date, the Board of Directors of said corporation has duly adopted the following resolutions:

     RESOLVED, that the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the corporation consisting of One Million (1,000,000) shares designated as "Series B Preferred Stock," and does hereby fix the rights, preferences, privileges, and restrictions and other matters relating to said Series B Preferred Stock as follows:

          1. Designation. The series of Preferred Stock shall be designated "Series B Preferred Stock."

          2. Number. The number of authorized shares constituting the Series B Preferred Stock shall be One Million (1,000,000) shares.

          3. Rank. Unless otherwise specified herein, the Series B Preferred Stock shall rank on a parity with the Series A Preferred Stock in terms of the operation of the dividend provisions set forth in Section 4 hereof, the liquidation preference provisions set forth in Section 5 hereof, and the redemption provisions set forth in Section 6 hereof.

          4. Dividend Provisions.

               (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $1.44 per share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares) per annum (the "Preferred Dividend Preference"). Such dividends shall not be cumulative and shall be payable when, as and if declared by the Board of Directors. If the Board of Directors shall declare a dividend upon the Series A Preferred Stock, then the Board of Directors shall declare a dividend upon the Series B Preferred Stock.

               (b) After paying the full Preferred Dividend Preference in any calendar year, whenever this corporation declares a further dividend in such calendar year, the holders of Common Stock and the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends ratably based on the number of shares of Common Stock held by each on an as-if-converted to Common Stock basis.

          5. Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $18.00 for each outstanding share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares and hereafter referred to as the "Original Series B Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the preferential amount each such holder would otherwise be entitled to receive.

               (b) Upon the completion of the distribution required by subsection (a) of this Section 5, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock and Series B Preferred Stock) until and only until the holders of Series A Preferred Stock shall have received an aggregate of $7.50 per share and the holders of the Series B Preferred Stock shall have received an aggregate of $9.00 per share (not including amounts paid pursuant to subsection (a) of this Section 5 and Section 5(a) of the Certificate of Designation of Preferences of Series A Preferred Stock); thereafter, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

               (c)(i) A consolidation or merger of this corporation with or into any other corporation or corporations (other than any merger effected solely for the purpose of changing the domicile of the corporation), or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
          Section 5.

                    (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                         (A) Securities not subject to investment letter or
                    other similar restrictions on free marketability covered by
                    (B) below shall be valued as follows:

                              (1) If traded on a securities exchange or through
                         the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) trading days prior to the closing;

                              (2) If actively traded over-the-counter, the value
                         shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty
                         (30) day period ending three (3) trading days prior to the closing; and

                              (3) If there is no active public market, the value
                         shall be the fair market value thereof, as mutually determined by the Board of Directors of the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series B Preferred Stock.

                         (B) The method of valuation of securities subject to
                    investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of such Series B Preferred Stock.

                    (iii) In the event the requirements of this subsection 5(c)
               are not complied with, this corporation shall forthwith either:

                         (A) cause such closing to be postponed until such time
                    as the requirements of this subsection 5(c) have been complied with; or

                         (B) cancel such transaction, in which event the rights,
                    preferences and privileges of the holders of the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 5(c)(iv) hereof.

                    (iv) The corporation shall give each holder of record of
               Series B Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 5, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than thirty (30) days after the corporation has given the first notice provided for herein or sooner than ten
               (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series B Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series B Preferred Stock.

                    (v) Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series B Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                    (vi) The provisions of this Section 5 are in addition to the protective provisions of Section 9 hereof.

          6. Redemption.

               (a) At any time after September 15, 2002, but within forty-five
          (45) days (the "Redemption Date") after the receipt by this corporation of a written request from the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock that all of such holders' shares be redeemed, and immediately prior to the surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem all of the then outstanding shares of Series B Preferred Stock by paying in cash therefor a sum per share equal to the Original Series B Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to all declared but unpaid dividends on such share as of the Redemption Date (the "Redemption Price") to the holders of the Series B Preferred Stock in three equal annual installments beginning on the Redemption Date. If pursuant to Section 6(a) of the Certificate of Designation of Preferences of Series A Preferred Stock, holders of Series A Preferred Stock elect to have the shares of Series A Preferred Stock redeemed, then the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock may elect to have the outstanding shares of Series B Preferred Stock redeemed contemporaneously with the redemption of the Series A Preferred Stock. The Company shall provide sufficient notice to the holders of Series B Preferred Stock to provide for such election. Any redemption effected pursuant to this subsection 6(a) shall be made on a pro rata basis among the holders of the Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock then held by such holders.

               (b) Not less than twenty (20) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder (which shall be all of the shares of Series B Preferred Stock held by such holder), the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing all of the shares of the Series B Preferred Stock held by such holder (the "Redemption Notice"). Except as provided in subsection 6(c) hereof, on or after the Redemption Date, each holder of Series B Preferred Stock shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

               (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Preferred Stock designated in the Redemption Notice as holders of Series B Preferred Stock (except the right to receive the respective Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series B Preferred Stock on the Redemption Date, or any subsequent date on which payment is due the holders of Series B Preferred Stock pursuant to this Section 6, are insufficient to redeem the total number of shares of Series B Preferred Stock on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of the Series B Preferred Stock or, if applicable, the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Redemption Date but which it has not redeemed. Notwithstanding anything herein to the contrary, the number of shares of Series B Preferred Stock for which the corporation has not yet paid the full Redemption Price as of any date after the Redemption Date shall remain outstanding and entitled to all the rights and preferences provided herein.

          7. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such share at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection 7(d).

               (b) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series B Preferred Stock immediately and without further action by the corporation or the holder of such shares of Series B Preferred Stock upon the earlier of the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $24.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares) and $15,000,000 in the aggregate or the date specified by written consent or agreement of the holders of two-thirds (2/3) of the then outstanding shares of Series B Preferred Stock.

               (c) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

               (d) Conversion Price Adjustments of Series B Preferred Stock. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i)(A) Upon the issuance by the corporation of any
               Additional Stock (as defined below) after the date upon which any shares of the Series B Preferred Stock were first issued (the

               "Purchase Date"), without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series B Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (excluding the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price existing immediately prior to such issuance of Additional Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (excluding the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock) plus the number of shares of such Additional Stock. However, the foregoing calculation shall not take into account shares deemed issued pursuant to Section 7(d)(i)(E) on account of options, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor), except to the extent such options, rights or convertible or exchangeable securities have been exercised, converted or exchanged or the consideration to be paid upon such exercise or exchange per share of underlying Common Stock, or the conversion price then in effect for convertible securities, is less than or equal to the per share consideration for the Additional Stock which has given rise to the Conversion Price adjustment being calculated.

                    (B) No adjustment of the Conversion Price for the Series B
               Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 7(d)(i)(E)(3) and (E)(4), no adjustment of the Conversion Price pursuant to this subsection 7(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of Additional Stock for
               cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of Additional Stock for a
               consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 7(d)(i) and subsection 7(d)(ii):

                         (1) The aggregate maximum number of shares of Common
                    Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 7(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2) The aggregate maximum number of shares of Common
                    Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 7(d)(i)(C) and (d)(i)(D)).

                         (3) In the event of any change in the number of shares
                    of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4) Upon the expiration of any such options or rights,
                    the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 7(d)(i)(E)) by this corporation after the Purchase Date for the Series B Preferred Stock other than:

                    (A) Common Stock issued pursuant to a transaction described in subsection 7(d)(iii) hereof, or

                    (B) shares of Common Stock issued upon conversion of the
               Series A or Series B Preferred Stock, or

                    (C) shares of Common Stock (or options, warrants or other
               rights to purchase such Common Stock) issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the shareholders and Board of Directors of this corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment or commercial relationship) does not exceed 2,000,000 or

                    (D) shares of Common Stock issued or issuable (I) in a
               public offering before or in connection with which all outstanding shares of Series B Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

                    (E) up to 218,500 shares of Common Stock issued to ITALADE
               TECHNOLOGY (THAILAND) LIMITED ("ITALADE") pursuant to that joint venture agreement dated as of April 4, 1997 between the corporation and ITALADE.

               (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

               (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 7(d)(iii), then, in each such case for the purpose of this subsection 7(e), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

          (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 7 or Section 5) provision shall be made so that each holder of Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the Common Stock deliverable upon conversion of such holder's Series B Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect for the Series B Preferred Stock and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

          (h) No Fractional Shares and Certificate as to Adjustments.

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Preferred Stock pursuant to this
          Section 7, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth such adjustment and readjustment, the Conversion Price of the Series B Preferred Stock held by such holder at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

          (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite shareholder approval of any necessary amendment to the corporation's Articles of Incorporation.

          (k) Notices. Unless otherwise provided, any notice required or permitted under this Section 7 shall be given in writing and shall be deemed effectively given upon personal or facsimile delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, or with a nationally recognized overnight delivery service, postage prepaid and addressed to each holder of record at his address appearing on the books of this corporation.

     8. Voting Rights. The holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of the Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     9. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two thirds (66.67%) of the then outstanding shares of Series B Preferred Stock:

          (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge with and into any other corporation where the corporation is not the surviving corporation (other than a wholly-owned subsidiary corporation), or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, or effect any voluntary liquidation, dissolution or winding up of the corporation or recapitalization of the corporation; or

          (b) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to adversely affect such shares; or

          (c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of capital stock or any series of capital stock; or

          (d) authorize or issue, or obligate itself to issue, any equity security, including any other security convertible into or exercisable for any equity security, (i) having a preference over, or being on a parity with, the rights, preferences and privileges of the Series B Preferred Stock with respect to dividends, liquidation or voting (provided that additional shares of Common Stock having the same number of votes per share as the Series B Preferred Stock may be issued), or (ii) having rights similar to any of the rights of the Series B Preferred Stock under this
     Section 9; or

          (e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from certain shareholders pursuant to that certain Shareholder Agreement dated June 8, 1994 or that certain First Amended and Restated Shareholders' Agreement dated on or about June 4, 1999, or the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment; or

          (f) issue, or obligate itself to issue, greater than 1,000,000 shares of Series B Preferred Stock; or

          (g) pay any dividends on the corporation's Common Stock; or

          (h) amend the corporation's Articles of Incorporation, including all Certificates of Designation thereto; or

          (i) increase the authorized number of directors of the corporation to more than thirteen (13).

     10. Status of Redeemed or Converted Stock. In the event (a) any shares of Series B Preferred Stock shall be redeemed pursuant to Section 6 hereof or (b) any shares of Series B Preferred Stock shall be converted pursuant to Section 7 hereof, the shares so redeemed or converted shall be cancelled, and such shares shall not be issuable by the corporation.

     RESOLVED, FURTHER, that the Chairman, President, or any Vice President, and the Secretary or the Chief Financial Officer of this corporation are hereby authorized to execute, verify, and file a Certificate of Designation of Preferences in accordance with Minnesota law.

     C. The authorized number of shares of Preferred Stock of said corporation is 5,000,000. 1,000,000 shares of Preferred Stock are hereby being designated Series B Preferred Stock, none of which has been issued.

     We further declare under penalty of perjury under the laws of the State of Minnesota that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED: June 4, 1999

     IN WITNESS WHEREOF, the undersigned have executed this certificate on June 4, 1999.


                                       -----------------------------------------
                                       Robert R. Murphy, Chief Financial Officer


                                       -----------------------------------------
                                       David L. Sippel, Vice President

                              ARTICLES OF AMENDMENT
                                       OF
                    CERTIFICATE OF DESIGNATION OF PREFERENCES
                                       OF
                            SERIES B PREFERRED STOCK
                                       OF
                                  PEMSTAR INC.


     1. The name of the corporation is PEMSTAR INC., a Minnesota corporation.

     2. The Certificate of Designation of Preferences of Series B Preferred Stock of PEMSTAR INC. is hereby amended by (i) deleting the reference to "Section 5(a)" in the ninth line of Section 5(b) and inserting in lieu thereof "Section 4(a)" and (ii) deleting the reference to "Section 6(a)" in the eleventh line of Section 6(a) and inserting in lieu thereof "Section 5(a)".

     3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, Chief Financial Officer of PEMSTAR INC., being duly authorized on behalf of PEMSTAR INC., has executed this document on this 4th day of June, 1999.


                                       -----------------------------------------
                                       Robert R. Murphy, Chief Financial Officer